Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Colonial Properties Trust of our report dated February 29, 2008, relating to the financial statements of Colonial OZ/CLP Retail and Subsidiaries, which appears in Colonial Properties Trust’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to us under the heading “Experts” in such registration statement.
/s/ PricewaterhouseCoopers
Birmingham, Alabama
March 11, 2009